Exhibit 99.1

Sonida Senior Living, Inc. Announces Fourth Quarter and Full Year 2021 Results

DALLAS, Texas – April 18, 2022 – Sonida Senior Living, Inc. (the “Company”) (NYSE: SNDA) announced results for the fourth quarter and for the full year ended December 31, 2021.
Fourth Quarter Highlights
•Closed Strategic Investment by Conversant Capital and Rights offering, raising $154.8 million in capital through the issuance of Preferred Stock and Common Stock of the Company.
•Acheived Fourth Quarter 2021 improvements for the Company’s same-store, owned portfolio of communities compared to prior year quarter:
◦Revenue per available unit (REVPAR) increased approximately 5.3%, including a 390 basis point increase in occupancy.
◦Revenue per occupied unit (REVPOR) increased 20 basis points to $3,594.
•Acheived Fourth Quarter 2021 sequential improvements for the Company’s same-store, owned portfolio of communities compared to Third Quarter 2021:
◦Revenue per available unit (REVPAR) increased approximately 0.9%, including a 30 basis point increase in occupancy.
◦Revenue per occupied unit (REVPOR) grew approximately 50 basis points.
•Announced expansion of Ventas relationship with three additional managed communities in Arkansas effective December 1, 2021.
•Concluded there is no longer substantial doubt about the Company’s ability to continue as a going concern, based on an assessment of the Company’s current financial position, its current liquidity and potential sources of potential additional liquidity, continued improvement in overall occupancy and other factors.
Subsequent Highlights
•Completed an $80 million refinancing in March 2022 addressing all debt maturities through mid-2024, reduced total debt by $38.5 million, reduced the blended interest rate for the 10 communities by approximately 63 basis points and reduced the corporate guarantee by approximately $20 million with further opportunity to reduce the guarantee upon meeting certain performance metrics.
•Completed the acquisition of two senior living communities in Indiana in February 2022 for $12.3 million in an all-cash transition.
•Achieved sequential growth in January, February and March 2022 same-store average monthly occupancy of 82.0%, 82.2% and 82.6% respectively, demonstrating continued occupancy improvement from the COVID-pandemic low point of 75.3% reported in February 2021.
•$9.1 million received in Phase 4 CARES Act funds on April 14, 2022.
•Named Kevin Detz, CPA as Executive Vice President and Chief Financial Officer, effective May 1, 2022.

“We are extremely proud of our success in 2021, particularly coming out of the pandemic, which had a dramatic impact on our entire industry. We have achieved significant increases in occupancy, improved our balance sheet by raising capital and addressing all near-term debt maturities and built strong teams at the leadership and local levels,” said Kimberly S. Lody, President and CEO. “Three years ago, we outlined a strategic plan— SING—to stabilize, improve, nurture and grow the Company. Since then, we have checked off all key elements of this plan, created a leading operating platform and positioned the Company to grow with strength.”

SONIDA SENIOR LIVING, INC.
SUMMARY OF CONSOLIDATED FINANCIAL RESULTS
FOURTH QUARTERS AND YEARS ENDED DECEMBER 31, 2021 AND 2020

	Quarters Ended December 31,		Years Ended December 31
	2021	2020	2021	2020
Consolidated results
Resident revenue	$49,394	$66,170	$190,213	$357,122
Management fees	625	981	3,603	1,800
Operating expenses	42,275	42,756	157,269	254,630
General and administrative expenses	6,606	6,868	29,521	27,904
Gain on extinguishment of debt, net	31,609	—	199,901	—
Loss on settlement of backstop	(4,600)	—	(4,600)	—
Loss on disposition of assets, net	—	(7,088)	(436)	(205,476)
Net income (loss)	1,175	(20,470)	125,607	(295,368)
Adjusted EBITDAR (1)	2,690	20,218	10,843	85,913
Adjusted CFFO (1)	(5,787)	(385)	(16,869)	(9,336)
Continuing Community Results
Resident revenue - continuing communities (2)	$49,394	$46,926	$189,837	$195,145
Continuing community net operating income (NOI) (1)	$9,011	$11,086	$38,271	$53,940
Continuing community net operating income margin (1)	18.2%	23.6%	20.2%	27.6%
Average occupancy (3)	81.3%	77.4%	79.0%	80.5%
(1) Adjusted EBITDAR, Adjusted CFFO, Continuing Community Net Operating Income and Continuing Community Net Operating Income Margin are financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP). See "Reconciliations of Non-GAAP Financial Measures" for the Company's definition of such measures, reconciliations to the most comparable GAAP financial measures, and other information regarding the use of the Company's non-GAAP financial measures.
(2) Resident Revenue from continuing communities excludes $19.2 million, $0.4 million and $162.0 million for the quarters ended December 31, 2020 and the years ended December 31, 2021 and 2020, respectively, related to revenues earned in the operations of the 18 Federal National Mortgage Association (Fannie Mae) communities that have transitioned or will soon transition legal ownership, leased communities whose master lease agreements or excess cash flow leases were terminated on or before December 31, 2020 and two owned communities that were sold to third parties in the first and fourth quarter of fiscal 2020.
(3) Average occupancy for the period for the 60 owned continuing communities excludes the operations of the 18 Fannie Mae communities that have transitioned or will soon transition legal ownership, leased communities whose master lease agreements or excess cash flow leases were terminated on or before December 31, 2020 and two owned communities that were sold to third parties in the first and fourth quarter of fiscal 2020.
Calendar Year and Fourth Quarter Results
Total resident revenue was $190.2 million for calendar year 2021 compared to $357.1 million for calendar year 2020, representing a reduction of approximately $167.0 million. Fourth Quarter 2021 resident revenue was $49.4 million compared to resident revenue of $66.2 million in the prior comparable period, representing a decrease of approximately $16.8 million. The majority of the decrease is related to the impact of the significant property dispositions in fiscal year 2020, including (1) the sale of one owned property in November 2020, which transitioned to a management agreement with the successor owner and (2) the conversion of 12 previously-leased communities to management agreements and (3) a reduction in the number of managed properties, which drove decreases in management fees and reimbursement revenues. Collectively, these actions accounted for a decrease in revenue of approximately $150.0 million for fiscal year 2021. The Company also experienced a decline in resident revenue due to the impact of COVID-19 on its occupancy in 2021 and 2020. Beginning in March 2021, the Company began improving its overall resident occupancy to an average of 81.6% for the month ended December 31, 2021, compared to the low of 75.3% for the month ended February 28, 2021. Overall occupancy increased 390 basis points from Fourth Quarter 2020 to Fourth Quarter 2021. The decrease in resident revenue was partially offset by increases in management fees of $1.8 million due to the Company’s current management of 12 communities during all of 2021 and three communities for a portion of 2020.

During calendar year 2021, operating expenses were lower than calendar year 2020 by $97.4 million. The decrease in operating expenses primarily resulted from the disposition of communities during the year ended December 31, 2020, as described above, which generated reductions of $63.4 million in labor and employee-related expenses, $8.8 million in food expenses, $2.4 million in promotion expenses, $7.8 million in property tax expense, $7.9 million in utilities and $7.1 million in all other operating expenses, all of which were primarily due to the property disposals described above and reduced occupancy levels at the continuing communities. Operating expenses remained relatively flat for the quarter ended December 31, 2021 compared to the quarter ended December 31, 2020. However, operating expenses for the Fourth Quarter 2020 included $8.1 million of relief funds under the Coronavirus Aid, Relief and Economic Security (CARES) Act to reimburse the Company for COVID-19 related costs. Normalizing for this non-recurring expense would have resulted in an $8.6 million decline in operating expenses compared to quarter ended and year ended December 31, 2020.
The increase in general and administrative expenses of $1.6 million is primarily due to a $4.7 million increase in employee benefits and health insurance claims and $0.5 million in insurance and other expenses, which were partially offset by reductions of approximately $2.9 million in transaction costs incurred in calendar year 2020 related to the lease amendments and terminations in the prior year. General and administrative expenses for the Fourth Quarter 2021 compared to the fourth quarter of 2020 were relatively consistent.
The Company reported net income and comprehensive income of $125.6 million for calendar year 2021 and a net loss and comprehensive loss of $295.4 million for calendar year 2020. Net income and comprehensive income of $1.2 million for Fourth Quarter 2021 compared favorably to the net loss and comprehensive loss of $20.5 million for the Fourth Quarter 2020. A major factor impacting net income in 2021 was the gain on extinguishment of debt, net of $199.9 million in 2021 and the loss on disposition of assets, net extinguishment of debt, net of $205.5 million in 2020, both of which primarily related to the timing and accounting treatment of the significant property dispositions in fiscal year 2020 and final releases in fiscal year 2021.
Adjusted EBITDAR for calendar year 2021 was $10.8 million compared to $85.9 million for calendar year 2020. Fourth quarter Adjusted EBITDAR was $2.7 million compared to $20.2 million for the Fourth Quarter 2020. Adjusted EBITDAR excluding COVID-19 expenses was $2.9 million for the Fourth Quarter 2021 compared to $16.9 million for the fourth quarter of 2020. Adjusted CFFO for the year ended December 31, 2021 was $(16.9) million and Adjusted CFFO excluding COVID-19 relief and expenses was $(23.7) million for the year ended December 31, 2021. Adjusted CFFO was $(5.8) million and Adjusted CFFO excluding COVID-19 relief and expenses was $(5.6) million for the Fourth Quarter 2021. (See “Reconciliation of Non-GAAP Financial Measures” below).
Strategic Investment by Conversant Capital and Rights Offering Successfully Raised $154.8 Million
On November 3, 2021, the Company received gross proceeds of $154.8 million through the combination of (a) $82.5 million private placement to with Conversant Dallas Parkway (A) LP and Conversant Dallas Parkway (B) LP, affiliates of Conversant Capital LLC (together, the “Investors”), consisting of $41.25 million of common stock at $25 per share and $41.25 million of newly designated Series A Convertible Preferred Stock, (b) $34.0 million common stock rights offering to its existing stockholders, and (c) $38.3 million backstop through the purchase of additional shares by affiliates of Conversant Capital LLC and Arbiter Partners QP, LP. The transaction also includes (a) warrants to the Conversant affiliates to purchase approximately one million shares of common stock at $40 per share with an expiration date of five years after closing; and (b) an incremental $25.0 million accordion from the Conversant affiliates for future investment at the Company’s option, subject to certain conditions.
At the Closing, the Company and the Investors and Silk Partners LP entered into an Investor Rights Agreement, pursuant to which, among other things, the Company's Board was reconstituted with six new Directors and three continuing Directors.

Subsequent Event: First Quarter 2022 Debt Refinance
In March 2022, subsequent to year end, the Company completed the refinancing of certain existing mortgage debt. The Refinance Facility includes an initial term loan of $80.0 million. In addition, $10.0 million is available as delayed loans that can be borrowed upon achieving and maintaining certain financial covenant requirements and up to an additional uncommitted $40 million may be available to fund future growth initiatives. The initial term loan and the delayed loans, if advanced, are collateralized by substantially all of the assets of ten of the Company’s communities. In addition, the Company provided a limited payment guaranty for 33% that reduces to 25% and then to 10% of the then outstanding balance of the Refinance Facility based upon the achievement of certain financial covenants maintained over a certain time period (as defined in the Limited Payment Guaranty). The Limited Payment Guaranty requires the Company to maintain certain covenants (as defined in the Limited Payment Guaranty) including maintaining a Tangible Net Worth of $150 million and Liquidity of no less than $13 million (inclusive of a $1.5 million debt service reserve fund provided at the closing of the Refinance Facility).
The Refinance Facility is for a four-year term with an optional one-year extension if certain financial performance metrics and other customary conditions are maintained. The Refinance Facility carries an initial interest rate one-month Secured Overnight Financing Rate (“SOFR”) plus a 3.50% margin, subject to a SOFR floor of 0.25% and a reduced margin spread of 3.25% or 3.00% if the Company achieves and maintains certain financial covenants. The Refinancing Facility requires that the Company purchase and maintain an interest cap facility during the term of the Refinancing Facility (that may be purchased in one-year terms). Such interest cap is required to be in place by no more than 90 days after the closing date of the Refinance Facility. Management believes that this requirement will be met within the required timeframe.
Liquidity
At December 31, 2021, the Company had $78.7 million of unrestricted cash balances on hand. The Company’s future sources of cash are expected to be cash balances on hand, cash flows from operations, proceeds from its credit facilities, additional proceeds from debt financings or refinancings and/or proceeds from the sale of owned assets. The March 2022 debt refinancing, together with the enhanced liquidity from the proceeds raised by the Strategic Investment by Conversant Capital and Rights Offering and other liquidity sources addressed the relevant conditions and events that previously raised substantial doubt about the Company's ability to continue as a going concern. The Company, from time to time, considers and evaluates financial and capital raising transactions related to its portfolio, including debt refinancings, purchases and sales of assets and other transactions. There can be no assurance that the Company will continue to generate cash flows at or above current levels, or that the Company will be able to obtain the capital necessary to meet the Company’s short and long-term capital requirements.
Conference Call Information
The Company will host a conference call with senior management to discuss the Company’s year end and fourth quarter of 2021 financial results on Monday, April 18, 2021 at 1:30 p.m. Eastern Time. To participate, dial 877-407-0989 (no passcode required). A link to the simultaneous webcast of the teleconference will be available at https://www.webcast-eqs.com/register/sonidaseniorliving033122_en/en.
For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting April 18, 2022 through May 2, 2022. To access the conference call replay, call 877-660-6853, passcode 13727863. The webcast replay will be posted in the Investor Relations section of the Company’s website.
About the Company
Dallas-based Sonida Senior Living, Inc. is a leading owner-operator of independent living, assisted living and memory care communities and services for senior adults. The Company’s 77 communities are home to nearly 7,000 residents across 18 states providing comfortable, safe, affordable communities where residents can form friendships, enjoy new experiences and receive personalized care from dedicated team members who treat them like family. For more information, visit www.sonidaseniorliving.com or connect with the Company on Facebook, Twitter or LinkedIn.Facebook, Twitter or LinkedIn.

Safe Harbor
The forward-looking statements in this release are subject to certain risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially, including, but not limited to, the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt financings or refinancings, capital raises from issuance of additional equity securities and proceeds from the sale of assets to satisfy its short- and long-term debt and to fund the Company’s capital improvement projects to expand, redevelop, and/or reposition its senior living communities; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants, and the risk of cross-default in the event non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all; the risks related to an epidemic, pandemic, or other health crisis (such as the outbreak of the novel coronavirus (COVID-19)) or any resurgence or variants thereof, including impacts on residents' abilities to afford resident fees and costs and expenses incurred in the Company's COVID-19 response efforts, including increased equipment, supplies, labor, litigation, testing, vaccination clinic, health plan and other expenses; the development, availability, utilization and efficacy of COVID-19 testing, therapeutic agents and vaccines and the prioritization of such resources among business and demographic groups; the risk of oversupply and increased competition in the markets which the Company operates; the risk of increased competition for skilled workers due to wage pressure and changes in regulatory requirements; potentially greater use of contract labor and overtime due to COVID-19 and general labor market conditions; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; the risks associated with a general decline in economic conditions; the adequacy and continued availability of the Company’s insurance policies and the Company’s ability to recover any losses it sustains under such policies; changes in accounting principles and interpretations; and the other risks and factors identified from time to time in the Company’s reports filed with the SEC.
For information about Sonida Senior Living, visit www.sonidaseniorliving.com
Investor Contact: Kimberly Lody, Chief Executive Officer, at 972-308-8323
Press Contact: media@sonidaliving.com.

SONIDA SENIOR LIVING, INC.
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Quarters Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Revenues:
Resident revenue	$49,394	$66,170	$190,213	$357,122
Management fees	625	981	3,603	1,800
Community reimbursement revenue	7,585	13,054	40,902	24,942
Total revenues	$57,604	$80,205	$234,718	$383,864
Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	42,275	42,756	157,269	254,630
General and administrative expenses	6,606	6,868	29,521	27,904
Facility lease expense	—	4,875	—	28,109
Stock-based compensation expense	1,537	230	2,807	1,724
Depreciation and amortization expense	10,059	12,718	37,870	60,302
Long-lived asset impairment	6,502	2,649	6,502	41,843
Community reimbursement expense	7,585	13,054	40,902	24,942
Total expenses	74,564	83,150	274,871	439,454
Other income (expense):
Interest income	1	110	6	193
Interest expense	(8,660)	(10,520)	(37,234)	(44,564)
Gain on facility lease modification and termination, net	—	172	—	10,659
Gain on extinguishment of debt	31,609	—	199,901	—
Loss on settlement of backstop	(4,600)	—	(4,600)	—
Loss on disposition of assets, net	—	(7,088)	(436)	(205,476)
Other income (expense)	—	(203)	8,706	(201)
Income (loss) from continuing operations before provision for income taxes	1,390	(20,474)	126,190	(294,979)
Provision for income taxes	(215)	4	(583)	(389)
Net income (loss)	$1,175	$(20,470)	$125,607	$(295,368)

SONIDA SENIOR LIVING, INC.
CONSOLIDATED BALANCE SHEET
(in thousands)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$78,691	$17,885
Restricted cash	4,882	4,982
Accounts receivable, net	3,983	5,820
Federal and state income taxes receivable	—	76
Property tax and insurance deposits	6,666	7,637
Prepaid expenses and other	9,328	7,028
Total current assets	103,550	43,428
Property and equipment, net	621,199	655,731
Operating lease right-of-use assets, net	277	536
Other assets, net	3,526	3,138
Total assets	$728,552	$702,833
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$9,168	$14,967
Accrued expenses	37,026	48,515
Current portion of notes payable, net of deferred loan costs	69,769	304,164
Current portion of deferred income	3,162	3,984
Current portion of lease liabilities	278	421
Federal and state income taxes payable	599	249
Customer deposits	480	822
Total current liabilities	120,482	373,122
Lease liabilities, net of current portion	288	533
Other long-term liabilities	—	3,714
Notes payable, net of deferred loan costs and current portion	613,342	604,729
Total liabilities	734,112	982,098
Commitments and contingencies
Redeemable preferred stock:
Series A convertible preferred stock, $0.01 par value: Authorized shares — 41 and 0 at December 31, 2021 and 2020, respectively; 41 and 0 shares issued and outstanding at December 31, 2021 and 2020, respectively	41,250	—
Shareholders’ deficit:
Preferred stock, $0.01 par value:
Authorized shares — 15,000 at December 31, 2021 and 2020; 0 shares issued and outstanding at both December 31, 2021 and 2020	—	—
Common stock, $0.01 par value:
Authorized shares — 15,000 and 4,333 at December 31, 2021 and 2020, respectively; 6,634 and 2,084 shares issued and outstanding at December 31, 2021 and 2020 respectively	66	21
Additional paid-in capital	295,781	188,978
Retained deficit	(342,657)	(468,264)
Total shareholders’ deficit	(46,810)	(279,265)
Total liabilities, redeemable preferred stock and shareholders’ deficit	$728,552	$702,833

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
This earnings release contains the financial measures (1) Consolidated Net Operating Income, (2) Consolidated Net Operating Income Margin, (3) Continuing Community Net Operating Income, (4) Continuing Community Net Operating Income Margin, (5) Adjusted EBITDAR, (6) Adjusted EBITDAR excluding COVID-19 impact, (7) Adjusted CFFO, and (8) Adjusted CFFO excluding COVID-19 impact, all of which are not calculated in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, or net cash provided by (used in) operating activities. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the following reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP.

CONSOLIDATED NET OPERATING INCOME AND
CONSOLIDATED NET OPERATING INCOME MARGIN
(in thousands)

Consolidated Net Operating Income and Consolidated Net Operating Income Margin are non-GAAP performance measures that the Company defines as net income (loss) excluding: general and administrative expenses, interest income, interest expense, other income/expense, provision for income taxes, settlement fees and expenses; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include facility lease expense, stock-based compensation expense, depreciation and amortization expense, long-lived asset impairment, gain/loss on facility lease modification and termination, gain on extinguishment of debt and loss on disposition of assets.

The Company believes that presentation of Consolidated Net Operating Income and Consolidated Net Operating Income Margin as performance measures are useful to investors because (i) they are one of the metrics used by the Company’s management for budgeting and other planning purposes, to review the Company’s historic and prospective core operating performance, and to make day-to-day operating decisions; (ii) they provide an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods.

Consolidated Net Operating Income and Consolidated Net Operating Income Margin have material limitations as performance measures, including: (i) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (ii) excluded depreciation, amortization and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities and other assets and may be indicative of future needs for capital expenditures; and (iii) the Company may incur income/expense similar to those for which adjustments are made, such as gain/loss on sale of assets, facility lease termination, or debt extinguishment, non-cash stock-based compensation expense, and transaction and other costs, and such income/expense may significantly affect the Company’s operating results.

	Quarters ended December 31,		Years ended December 31,		Quarter ended September 30,
	2021	2020	2021	2020	2021
Consolidated net operating income
Net income (loss)	$1,175	$(20,470)	$125,607	$(295,368)	$36,510
General and administrative expenses	6,606	6,868	29,521	27,904	6,887
Facility lease expense	—	4,875	—	28,109	—
Stock-based compensation expense	1,537	230	2,807	1,724	586
Depreciation and amortization expense	10,059	12,718	37,870	60,302	9,503
Long-lived asset impairment	6,502	2,649	6,502	41,843	—
Interest income	(1)	(110)	(6)	(193)	—
Interest expense	8,660	10,520	37,234	44,564	9,701
Gain on facility lease modification and termination, net	—	(172)	—	(10,659)	—
Gain on extinguishment of debt	(31,609)	—	(199,901)	—	(54,080)
Loss on settlement of backstop	4,600	—	4,600	—	—
Loss on disposition of assets, net	—	7,088	436	205,476	15
Other income (expense) (1)	—	203	(8,706)	201	—
Provision for income taxes	215	(4)	583	389	207
CARES Act Funding (2)	—	(8,106)	—	(8,106)	—
Settlement fees and expenses (3)	495	192	1,888	754	994
Consolidated net operating income	$8,239	$16,481	$38,435	$96,940	$10,323
Resident revenue	$49,394	$66,170	$190,213	$357,122	$48,968
Consolidated net operating income margin	16.7%	24.9%	20.2%	27.1%	21.1%
(1) Includes CARES Act funds of $8.7 million received in January 2021 that are included in other income (expense) on the consolidated statement operations for the year ended December 31, 2021 and added back in the reconciliation above.
(2) Includes CARES Act funds of $8.1 million received in November 2020 that are included in operating expenses on the consolidated statement of operations for the quarter and year ended December 31, 2020.
(3) Settlement fees and expenses relate to non-recurring settlements with third parties for contract terminations, insurance claims and related fees.

CONTINUING COMMUNITY NET OPERATING INCOME AND
CONTINUING COMMUNITY NET OPERATING INCOME MARGIN
(in thousands)

Continuing Community Net Operating Income and Continuing Community Net Operating Income Margin are non-GAAP performance measures for the Company’s portfolio of 60 owned continuing communities that the Company defines as net income (loss) excluding: general and administrative expenses, interest income, interest expense, other income/expense, provision for income taxes, settlement fees and expenses, revenue and operating expenses from the Company’s disposed properties; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include facility lease expense, stock-based compensation expense, depreciation and amortization expense, long-lived asset impairment, gain/loss on facility lease modification and termination, gain on extinguishment of debt and loss on disposition of assets.

The Company believes that presentation of Continuing Community Net Operating Income and Continuing Community Net Operating Income Margin as performance measures are useful to investors because (i) they are one of the metrics used by the Company’s management to evaluate the performance of our core portfolio of 60 owned continuing communities, to review the Company’s comparable historic and prospective core operating performance of the 60 owned continuing communities, and to make day-to-day operating decisions; (ii) they provide an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods.

Continuing Community Net Operating Income and Continuing Community Net Operating Income Margin have material limitations as a performance measure, including: (i) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (ii) excluded depreciation, amortization and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities, and other assets and may be indicative of future needs for capital expenditures; and (iii) the Company may incur income/expense similar to those for which adjustments are made, such as gain/loss on sale of assets, facility lease termination, or debt extinguishment, non-cash stock-based compensation expense, and transaction and other costs, and such income/expense may significantly affect the Company’s operating results.

	Quarters ended December 31,		Years ended December 31,		Quarter ended September 30,
	2021	2020	2021	2020	2021
Continuing community net operating income
Net income (loss)	$1,175	$(20,470)	$125,607	$(295,368)	$36,510
General and administrative expenses	6,606	6,868	29,521	27,904	6,887
Facility lease expense	—	4,875	—	28,109	—
Stock-based compensation expense	1,537	230	2,807	1,724	586
Depreciation and amortization expense	10,059	12,718	37,870	60,302	9,503
Long-lived asset impairment	6,502	2,649	6,502	41,843	—
Interest income	(1)	(110)	(6)	(193)	—
Interest expense	8,660	10,520	37,234	44,564	9,701
Gain on facility lease modification and termination, net	—	(172)	—	(10,659)	—
Gain on extinguishment of debt	(31,609)	—	(199,901)	—	(54,080)
Loss on settlement of backstop	4,600	—	4,600	—	—
Loss on disposition of assets, net	—	7,088	436	205,476	15
Other income (expense) (1)	—	203	(8,706)	201	—
Provision for income taxes	215	(4)	583	389	207
CARES Act Funding (2)	—	(8,106)	—	(8,106)	—
Settlement fees and expenses (3)	495	192	1,888	754	994
Operating margin for non-continuing communities (4)	772	(5,395)	(164)	(43,000)	(36)
Continuing community net operating income	$9,011	$11,086	$38,271	$53,940	$10,287
Resident revenue	$49,394	$66,170	$190,213	$357,122	$48,968
Resident revenue for non-continuing communities (5)	—	(19,244)	(376)	(161,977)	—
Continuing community resident revenue	$49,394	$46,926	$189,837	$195,145	$48,968
Continuing community net operating income margin	18.2%	23.6%	20.2%	27.6%	21.0%
(1) Includes CARES Act funds of $8.7 million received in January 2021 that are included in other income (expense) on the consolidated statement operations for the year ended December 31, 2021 and added back in the reconciliation above.
(2) Includes CARES Act funds of $8.1 million received in November 2020 that are included in operating expenses on the consolidated statement of operations for the quarter and year ended December 31, 2020.
(3) Settlement fees and expenses relate to non-recurring settlements with third parties for contract terminations, insurance claims and related fees.
(4) Operating margin for non-continuing communities relate to operating expenses incurred in the operations of the 18 Fannie Mae communities that have transitioned or will soon transition legal ownership, leased communities whose master lease agreements or excess cash flow leases were terminated on or before December 31, 2020 and two owned communities sold to third parties in the first and fourth quarters of fiscal 2020.
(5) Resident revenue for non-continuing communities relates to revenues earned in the operations of the 18 Fannie Mae communities that have transitioned or will soon transition legal ownership, leased communities whose master lease agreements or excess cash flow leases were terminated on or before December 31, 2020 and two owned communities sold to third parties in the first and fourth quarters of fiscal 2020.

ADJUSTED EBITDAR AND ADJUSTED EBITDAR EXCLUDING COVID-19 IMPACT
Adjusted EBITDAR and Adjusted EBITDAR excluding COVID-19 impact are non-GAAP performance measures that the Company defines as net income (loss) excluding: interest income, interest expense, other expense/income, provision for income taxes; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include depreciation and amortization expense, stock-based compensation expense, facility lease expense, provision for bad debts, long-lived asset impairment, loss/gain on lease related transactions, gain on extinguishment of debt, loss on disposition of assets, casualty losses, transaction and conversion costs and employee placement and separation costs.

The Company believes that presentation of Adjusted EBITDA and Adjusted EBITDA excluding COVID-19 impact as performance measures are useful to investors because they are one of the metrics that the Company uses because it provides an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods.

Adjusted EBITDA and Adjusted EBITDA excluding COVID-19 impact have material limitations as a performance measure, including: (i) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (ii) excluded depreciation, amortization and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities and other assets and may be indicative of future needs for capital expenditures; and (iii) the Company may incur income/expense similar to those for which adjustments are made, such as bad debt, gain/loss on sale of assets, facility lease termination, or debt extinguishment, non-cash stock-based compensation expense and transaction and other costs, and such income/expense may significantly affect the Company’s operating results.

	Quarters ended December 31,		Years ended December 31,		Quarter ended September 30,
	2021	2020	2021	2020	2021
Adjusted EBITDAR
Net income (loss)	$1,175	$(20,470)	$125,607	$(295,368)	$36,510
Depreciation and amortization expense	10,059	12,718	37,870	60,302	9,503
Stock-based compensation expense	1,537	230	2,807	1,724	586
Facility lease expense	—	4,875	—	28,109	—
Provision for bad debts	504	692	1,251	2,882	222
Interest income	(1)	(110)	(6)	(193)	—
Interest expense	8,660	10,520	37,234	44,564	9,701
Long-lived asset impairment	6,502	2,649	6,502	41,843	—
Gain on facility lease modification and termination, net	—	(172)	—	(10,659)	—
Gain on extinguishment of debt, net	(31,609)	—	(199,901)	—	(54,080)
Loss on settlement of backstop	4,600	—	4,600	—	—
Loss on disposition of assets, net	—	7,088	436	205,476	15
Other expense (income)	—	203	(8,706)	201	—
Provision for income taxes	215	(4)	583	389	207
Casualty losses (1)	692	614	2,210	1,572	509
Transaction and conversion costs (2)	356	1,401	356	4,483	(20)
Employee placement and separation costs (3)	—	(16)	—	588	—
Adjusted EBITDAR	$2,690	$20,218	$10,843	$85,913	$3,153
COVID-19 relief revenue (4)	—	(8,114)	—	(8,616)	—
COVID-19 expenses (5)	166	4,836	1,902	9,462	410
Adjusted EBITDAR excluding COVID-19 impact	$2,856	$16,940	$12,745	$86,759	$3,563

(1) Casualty losses relate to non-recurring losses for insured claims and losses related to unexpected events.
(2) Transaction and conversion costs relate to legal and professional fees incurred for lease termination transactions, restructure projects or related projects.
(3) Employee placement and separation costs include severance and other employment costs of organizational changes.
(4) Covid-19 relief revenue are grants and other funding received from third parties in aid to the COVID-19 response and includes federal and state relief funds received.
(5) Covid-19 expenses are expenses for supplies and personal protective equipment, testing of the Company’s residents and employees, labor and specialized disinfecting and cleaning services.

ADJUSTED CFFO AND ADJUSTED CFFO EXCLUDING COVID-19 IMPACT
Adjusted CFFO and Adjusted CFFO excluding COVID-19 impact is a non-GAAP liquidity measure that the Company defines as net income (loss) excluding depreciation and amortization expense, stock-based compensation expense, loss on disposition of assets, provision for bad debts, gain on extinguishment of debt, other non-cash charges, recurring capital expenditures, casualty losses, transaction and conversion costs and employee placement and separation costs.

The Company believes that presentation of Adjusted CFFO and Adjusted CFFO excluding COVID-19 impact as liquidity measures is useful to investors because they are one of the metrics used by the Company’s management for budgeting and other planning purposes, to review the Company’s historic and prospective sources of operating liquidity, and to review the Company’s ability to service its outstanding indebtedness and make capital expenditures.
Adjusted CFFO and Adjusted CFFO excluding COVID-19 impact have material limitations as a liquidity measure, including: (i) they do not represent cash available for discretionary expenditures since certain non-discretionary expenditures, including mandatory debt principal payments, are not reflected in this measure; and (ii) the cash portion of non-recurring charges related to gain/loss on facility lease termination generally represent charges/gains that may significantly affect the Company’s liquidity limits the usefulness of the measure for short-term comparisons.

	Quarters ended December 31,		Years ended December 31,		Quarter ended September 30,
	2021	2020	2021	2020	2021
Adjusted CFFO
Net income (loss)	$1,175	$(20,470)	$125,607	$(295,368)	$36,510
Depreciation and amortization expense	10,059	12,718	37,870	60,302	9,503
Stock-based compensation expense	1,537	230	2,807	1,724	586
Loss on disposition of assets, net	—	7,088	436	205,476	15
Provision for bad debts	504	692	1,251	2,882	222
Operating lease expense adjustment	—	(5,440)	(131)	(23,899)	—
Gain on facility lease modification and termination, net	—	(172)	—	(10,659)	—
Gain on extinguishment of debt, net	(31,609)	—	(199,901)	—	(54,080)
Loss on settlement of backstop	4,600	—	4,600	—	—
Long-lived asset impairment	6,502	2,649	6,502	41,843	—
Other non-cash charges, net (1)	397	321	1,524	1,720	427
Casualty losses (2)	692	614	2,210	1,572	509
Transaction and conversion costs (3)	356	1,401	356	4,483	(20)
Employee placement and separation costs (4)	—	(16)	—	588	—
Adjusted CFFO	$(5,787)	$(385)	$(16,869)	$(9,336)	$(6,328)
COVID-19 relief funds (5)	—	(8,114)	(8,706)	(8,616)	—
COVID-19 expenses (6)	166	4,836	1,902	9,462	410
Adjusted CFFO excluding COVID-19 impact	$(5,621)	$(3,663)	$(23,673)	$(8,490)	$(5,918)
(1) Other non-cash charges, net include amortization of deferred financing charges which are included in interest expense on the Consolidated Statement of Operations and Comprehensive Income (Loss) and the change in deferred revenue.(1) Casualty losses relate to non recurring losses for insured claims and losses related to unexpected events.
(2) Casualty losses relate to non-recurring losses for insured claims and losses related to unexpected events.
(3) Transaction and conversion costs relate to legal and professional fees incurred for lease termination transactions, restructure projects or related projects.
(4) Employee placement and separation costs are severance and other employment costs of organizational changes.
(5) Covid-19 relief revenue are grants and other funding received from third parties to aid in the COVID-19 response and includes federal and state relief funds received.
(6) Covid-19 expenses are expenses for supplies and personal protective equipment, testing of the Company’s residents and employees, labor and specialized disinfecting and cleaning services.

SUPPLEMENTAL INFORMATION

	Fourth Quarter			Third Quarter
	2021	2020	Increase (decrease)	2021	Sequential increase (decrease)
Selected Operating Results
I. Continuing community portfolio (1)
Number of communities	60	60	—	60	—
Unit capacity	5,632	5,634	(2)	5,631	1
Financial occupancy (2)	81.3%	77.4%	3.9%	81.0%	0.3%
Average monthly rent	$3,594	$3,586	$8	$3,578	$16
II. Managed communities
Number of communities	15	24	(9)	15	—
Management fee revenue (in thousands)	$625	$981	$(356)	$1,029	$(404)
III. Consolidated Debt Information (in thousands, except for interest rates)
(Excludes insurance premium financing)
Total variable rate mortgage debt	88,711	122,742		121,660
Total fixed rate debt	592,997	787,029		625,545
Weighted average interest rate	4.6%	4.5%		4.6%
(1) Excludes 2 and 18 communities that have transitioned or soon will transition legal ownership back to Fannie Mae at December 31, 2021 and 2020, respectively.
(2) Financial occupancy represents actual days occupied divided by total number of available days during the quarter.